EXHIBIT 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Jones Lang LaSalle Incorporated (the “Company”) on Form 10-K/A for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on February 27, 2013 (the “Report”), I, Colin Dyer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 27, 2014

/s/ Colin Dyer
Colin Dyer Chief Executive Officer and President

CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Jones Lang LaSalle Incorporated (the “Company”) on Form 10-K/A for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on February 27, 2013 (the “Report”), I, Christie B. Kelly, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 27, 2014

/s/ Christie B. Kelly
Christie B. Kelly Executive Vice President and Chief Financial Officer